EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-192703 on Form S-8 of our reports dated March 23, 2017, relating to the consolidated financial statements and financial statement schedule of Semtech Corporation and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended January 29, 2017.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

November 29, 2017